Exhibit 10.105

Certain identified information has been omitted from this exhibit because it is both (i) not material and (ii) of the type that Registrant customarily and actually treats as private or confidential. Such omitted information is indicated by “[***]” in this exhibit.

HPE GreenLake Services CUSTOM Statement of Work

About this HPE Greenlake Services Custom Statement of Work (this “SOW”)

Seller: Hewlett Packard Enterprise Company 1701 East Mossy Oaks Road Spring, TX 77389	Purchaser or Customer: Soluna AL CloudCo, LLC 325 Washington Ave Ext Albany, NY 12205

Issue date: June 18, 2024

NOTE: THIS SOW DOES NOT INCLUDE HPE MANAGED SERVICES DELIVERABLES.

This SOW and the prices herein will expire 30 days from the date of issue (the “Expiration Date”) unless signed by Seller and Purchaser on or prior to the Expiration Date.

This SOW will become effective as of the date specified in Section 5.1 (“Effective Date”).

This SOW is governed by the terms and conditions set out in the HPE & AI Cloud Services Agreement in Appendix 1 herein (the “MSA”).

In the event of any conflict, the following descending order of precedence applies:

1.	HPE Support and Professional Services – Data Privacy and Security Agreement	HPE Data Privacy and Security Agreement (the “DPSA”)
2.	This SOW
3.	The MSA	See Appendix 1
4.	HPE GreenLake for Supercomputing Service Level Agreement (the “SLA”)	See Appendix 2
5.	Customer purchase order (if applicable), excluding any Customer preprinted terms

Non-Disclosure

The information (data) in this SOW constitutes trade secrets and/or information that are commercial or financial and confidential or privileged. It is furnished in confidence with the understanding that it will not, without permission of the offeror, be used or disclosed for purposes other than those provided herein, unless otherwise required by law.

Table of Contents

1. HPE GREENLAKE for Supercomputing SERVICES OVERVIEW	3

2. ORDERING	4

3. SYSTEMS and Service Technical Description	4

PRICING	6

4. Other contract terms	7

5. SIgnatures	8

Appendix 1 – HPC & AI CLOUD SERVICES AGREEMENT (“MSA”)	9

APPENDIX 2 – Service Level Agreement (SLA)	24

1. HPE GREENLAKE for Supercomputing SERVICES OVERVIEW

HPE GreenLake for Supercomputing service brings the benefits of a cloud pay-for-usage model providing access to supercomputing class systems managed by HPE and in HPE operated facilities.

Both parties will work together to ensure Soluna AL CloudCo, LLC is successfully onboarded and has access to the above services per terms and conditions laid out below. If specific terms are required to be included in this Agreement, they will be added in a subsequent Change Order.

1.1 SOLUTION FOR CUSTOMER

HPE will provide to Purchaser at an HPE datacenter in [***] GPU Infrastructure-as-a-Service for Purchaser user access with location in North America, including HPE program management support services for HPE operations at our Data Center and updates to the system, both as are customarily provided by HPE to other customers using the same Service environment.

1.2 HPE GreenLake for Supercomputing Services General Phases

Phase	Feature	Delivery specifications
Startup	Transition	Upon receipt of an order by HPE from Purchaser, delivery of the Services commences with this activity which assigns the account team responsible for delivery of the Services. A kick-off meeting with the assigned account team is facilitated by HPE with Customer and handover from sales to delivery commences.
	Implementation	HPE will provide the Services at a data center(s) owned or managed by HPE.
	SC aaS Customer Support Lead	The supercomputing as a service customer support lead will provide support and guide onboarding. Engagement begins ahead of system availability to facilitate deployment readiness.

Phase	Feature	Delivery specifications
Operations	Ongoing Support	Base product support
	Change Management	The Change Management Process will be used to enable additional Services not part of this SOW, e.g., grow the environment.

2. ORDERING

2.1 Will Purchaser issue a purchase order?

●	See Section 4.

2.2 Order information

Purchase orders (if required) must reference the following Seller service-specific information in order to be valid:

●	SOW ID: [***]

●	Description: HPE GreenLake GPU Infrastructure-as-a-Service

●	[***] GPUs at [***].

●	Includes H100 GPU system access and [***] of base storage w/[***] access

●	System Term: 36 months

2.3 Updated purchase orders

Annually or when funds in the current purchase order are insufficient to cover estimated usage for the next 3 months, Purchaser will promptly provide Seller with an updated or new purchase order with sufficient funds to cover estimated usage during the next year.

Failing to issue such new or updated purchase order shall have no effect on Purchaser obligation to pay the fees as agreed in this SOW.

Invoice address

Soluna AL CloudCo, LLC

John Belizaire
325 Washington Ave Ext
Albany, NY 12205
john@soluna.io

Customer Sold To address – if different

same

3. SYSTEMS and Service Technical Description

3.1 System Definitions

1.	The system is made up of multiple GPU nodes and the total number of GPU nodes being delivered as a Service at any given time.

2.	[***].

3.	Handover will be considered complete when Purchaser can successfully login into the system.

4.	The GPU quantities as follows:

Datacenter Site	GPU	GPU Quantity per Node	Total Number of GPUs
[***]	NVIDIA H100	[***]	[***]

3.2 System

3.2.1 User and access details

Customer name	Soluna AL CloudCo, LLC
Responsible User address	325 Washington Ave Ext, Albany, NY 12205
Customer contact name	John Belizaire
Customer contact phone	<phone>
Customer contact email	john@soluna.io
Term for the system (“System Term”)	36 months

3.2.2 Technical configuration

HPE System (H100 COMPUTE NODE):

○	[***]
○	[***]
○	[***]
○	[***]
○	High Speed Network: [***]
○	[***] for ingress/egress
○	Software:

▪	[***]
▪	[***]

○	No data ingress/egress fees
○	The HPE [***] Datacenter has 100Gb/s ethernet connectivity to the [***]H100 system, with a demarcation point at the edge of the Datacenter. Purchaser to provide telecom connectivity from their site(s) to the demarcation point at the HPE [***] Datacenter.

3.2.3 Software included in the system

▪	[***]
▪	[***]
▪	[***]
▪	[***]

3.2.4 Systems capacity

Hosting Site	System Component	Billing Tier	Requested Capacity
[***]	GPU as-a-Service	H100-GPU	[***] GPUs
	[***]		[***]
	[***]		[***]

3.3 HPE Cloud Services for AI and Supercomputing

HPE Cloud Control Plane is a multi-tenant software platform, tailored for AI and HPC workloads that delivers rapid access to:

●	Supercomputing resources in a secure multi-tenant environment, tailored for AI and high performance computing applications.

●	High-performance and scalable services for productive supercomputing applications and workflows.

●	The HPE Cloud Control Plane will be delivered as a system update and will be consistently developed and updated to deliver new capabilities for users.

Proposed Access model / onboarding

▪	HPE provides:

○	[***]
○	Secure high speed network with [***]
○	HPE user accounts and customer login via web console
○	[***]storage access

3.4 System Setup

Provide access to a fully functioning supercomputing cluster with [***] GPUs via interconnected systems.

3.5 Project Management

Dedicated resources for managing the project as defined in this SOW end-to-end for the duration of the Term.

PRICING

3.6 Time-based charges

The parties agree to the following HPE GreenLake for Supercomputing pricing. Such pricing is effective for the duration of the System Term.

Prices are in USD$ and exclusive of applicable taxes (such as, sales, value-added tax (VAT), goods and services tax (GST), stamp duty, or similar taxes or fees including stamp duty).

SCaaS	36-month System Term
Months	36
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
Upfront Payment $	$10,293,350.40
Residual	$24,017,817.60
[***]	[***]

Service Type	Compute Resource	UoM	Service Quantity and Price		Requested Term
GPU as-a-Service	NVIDIA [***] H100 SXM w/ [***] RAM per node	GPU-hour	GPUs [***]	[***] [***]	36 months

Note: UoM = Unit of measurement

3.7 Optional services

●	HPE Machine Learning Development Environment (MLDE) as-a-service licensed for all GPUs at [***]

●	Additional Storage options

●	[***]

●	[***]

HPE MLDE or additional storage may be added via a GreenLake change order separate from existing proposal

Additional service scope and charges will be detailed and agreed upon in subsequent Change Orders.

4. PURCHASER’S USE of the services

4.1 During the System Term, and subject to Purchaser’s obligations as set forth herein, Purchaser may provide access to the Services to its own customers, who will be considered End Users under the MSA.

5. Other contract terms

5.1 This SOW will become effective (such date, the “Effective Date”) upon the satisfaction of the following conditions: (a) execution of this SOW by each of Purchaser and Seller (such date, the “Execution Date”) prior to the Expiration Date, (b) Purchaser issuing the initial purchase order, (c) acceptance of such purchase order by Seller, which will require a satisfactory credit check, and (d) receipt by Seller of the initial pre-payment in the amount of $10,293,350.40 and [***].

5.2 Once conditions (a), (b) and (c) in Section 5.1 above are satisfied, Seller and Purchaser will begin to prepare for system access on June 27, 2024.

5.3 Capacity reservation, and commencement of the services, is contingent on occurrence of the Effective Date.

5.4 If the Effective Date has not occurred by June 24, 2024 or such later date agreed to by Seller in its sole discretion, then (a) the order under the initial purchase order, if any, will be deemed cancelled and null and void, (b) this SOW will be deemed cancelled and null and void and (c) neither Seller nor Purchaser will have any all other obligations and liabilities under this SOW or otherwise to the other party or any other person.

5.5 Monthly payments are due by the 24th day of the month for the upcoming monthly service.

5.6 This SOW is considered Supporting Material as defined in Section 1(b) of the MSA. This SOW and the solution and services described herein is governed by the SLA, which is also considered Supporting Material as defined in Section 1(b) of the MSA.

5.7 Soluna AL CloudCo, LLC represents and warrants that, as of the Execution Date and through at least until the Effective Date, it is a wholly owned subsidiary of Soluna Cloud, Inc. (“Cloud”).

5.8 Upon execution of this SOW by Customer and HPE, all documents, instruments or other agreements by and between HPE and Cloud or by Cloud in favor of or for the benefit of HPE as of such execution date are automatically terminated and of no further force of effect.

5.9 The terms of any HPE Partner Ready Service Agreement or any other agreement of similar substantive effect will not govern or be used to interpret (a) the duties and obligations of the parties pursuant to this SOW and the appendixes hereto (including without limitation the MSA) or (b) the purchase or resale by Customer of the products or services outlined in this SOW (“Applicable Greenlake Products and Services”) or products or services which would be necessary to be acquired by Customer, for resale, in order to resell the Applicable Greenlake Products and Services.

5.10 This version replaces and supersedes the version signed June 17, 2024.

6. SIgnatures

Hewlett Packard Enterprise Company	Soluna AL CloudCo, LLC

Authorized signature	Authorized signature

Print name	Print name

Title	Title

Date	Date

Please sign this document and return to HPE accompanied by your purchase order. HPE will sign and return one copy to your attention.

Appendix 1 – HPC & AI CLOUD SERVICES AGREEMENT

YOU (“CUSTOMER”) SHOULD CAREFULLY READ THE FOLLOWING TERMS BEFORE USE OF THE HIGH PERFORMANCE COMPUTE (HPC) AND ARTIFICIAL INTELLIGENCE (AI) ENVIRONMENT MADE AVAILABLE AS-A-SERVICE (HPC & AI CLOUD SERVICES) FROM THE APPLICABLE HEWLETT PACKARD ENTERPRISE ENTITY THAT ACCEPTED YOUR ORDER (HPE). USE OF HPC & AI CLOUD SERVICES SHALL BE DEEMED TO CONFIRM YOUR ACCEPTANCE OF THESE TERMS.

1. Scope.

a.	This HPC & AI Cloud Services Agreement (this “Agreement” or “MSA”) sets forth the standard terms and conditions governing access and use of HPE High Performance Compute Environment As-A-Service by the Customer from whom HPE has accepted an Order (defined below). HPE and Customer agree that such Order will be governed by the HPE Greenlake Services Custom Statement of Work to which this MSA is attached as Appendix 1 (the “SOW”) and this Agreement. The terms of this Agreement come into effect upon the Effective Date (as defined in the SOW) and will remain in effect until expiration of the Term (defined below) or unless terminated pursuant to this Agreement.

b.	Pricing and any additional terms of use of each specific HPE HPC & AI Cloud Services engagement are stated in the applicable quote, service descriptions, SLAs, data sheets, statements of work (including the SOW), Orders, third-party end user license agreements or other applicable exhibits, addenda, documentation and attachments that HPE provides in connection with a quotation pursuant to which Customer submits its Order (“Supporting Material”). HPE represents and warrants to Customer that all Supporting Materials as of the Execution Date are attached hereto as Exhibit B.

c.	Any Software that is provided as part of the Services is subject to the terms of the software license agreement and additional license authorizations, if applicable, available on hpe.com/software/SW Licensing. For non-HPE branded software, any provided third-party license terms will govern its use. Customer may be directed to the third party’s URL to click and accept the third party’s license terms and/or download the software for use under this Agreement. The respective license terms will be made available to Customer upon request. Any licenses granted will terminate upon termination or expiration of the Services.

d.	This Agreement is effective upon the Effective Date. If you are accepting on behalf of Customer, you represent and warrant that (i) you have full legal authority to bind Customer to this Agreement; (ii) you have read and understand this Agreement; and (iii) you agree, on behalf of Customer, to this Agreement.

2. Definitions

a.	“Account” means a Customer’s HPC & AI Cloud Services account.

b.	“Agreement” means these HPC & AI Cloud Services terms and any applicable Supporting Material. In the event of a conflict, the terms in a quotation or Supporting Material provided directly to Customer takes precedence over this Agreement, which takes precedence over any other Supporting Material that may be made available online.

c.	“Contract Change Management Process” means process, as described in Supporting Material, used to make modifications to the solution.

d.	“Customer” or “Purchaser” means the entity that will be receiving the Services.

e.	“Customer Application” means a software program that Customer creates, uses, or hosts using the Services.

f.	“Customer Data” means data provided to or by Customer or End Users through the Services under the Account.

g.	“Dashboard” means the online dashboard/interface provided by HPE to Customer for administering and oversight of the Services.

h.	“Deliverable” means tangible output of the Services specifically identified as such in Supporting Material.

i.	“Effective Date” has the meaning assigned to such term in the SOW.

j.	“Execution Date” has the meaning assigned to such term in the SOW.

k.	“End Users” means the individuals who are permitted by HPE and Customer to use the Services.

l.	“Errors” shall mean an incorrect or ambiguous statement in a document, or a condition in the HPE Products that causes a malfunction or a failure to function in accordance with the Supporting Material.

m.	“Feedback” means information, which may include, but is not limited to, Errors, comments, suggestions for new features or improvements, errors, performance benchmarking, and tests or comparisons with any third-party products.

n.	“Fees” means amount invoiced to Customer for a Payment Period - [***] and any applicable taxes (such as, sales, value-added tax [VAT], goods and services tax [GST] or similar taxes or fees including stamp duty).

o.	“High Risk Activities” means activities where the use or failure of the Services would reasonably be expected to lead to death, personal injury, or environmental or property damage (including but not limited to such activities as the creation or operation of nuclear facilities, air traffic control, life support systems, or weaponry) and activities that could lead to support of a prohibited end use/user, including proliferation related end use/user, military end use/user, and supercomputing end uses in the People’s Republic of China and Macau.

p.	“HPE” or “Seller” means the contracting Hewlett Packard Enterprise entity.

q.	“Indirect Customer” means Customers that receive HPC & AI Cloud Services through a reseller or other authorized partner.

r.	“Order” means any purchase order issued by Customer in accordance with the SOW or this Agreement.

s.	“Payment Period” means [***].

t.	“Project” means a collection of HPC & AI Cloud Services resources configured by Customer via the Services.

u.	“Requested Capacity” means [***]. Requested Capacity may increase through the Contract Change Management process documented in the Supporting Material.

v.	“Reseller(s)” means authorized HPE partner(s) that are reselling HPC & AI Cloud Services to the Customer.

w.	“Reserved Capacity” means [***].

x.	“Services” means the specific i) HPC & AI Cloud Services, ii) HPE GreenLake for Supercomputing, iii) GPU Infrastructure-as-a-Service, iv) HPE High Performance Compute Environment As-A-Service, as detailed in the Agreement and/or the applicable Supporting Materials that HPE will perform for the Customer and/or make available to the Customer and/or End User. Romanets i) thru iv) above are simply variations in the naming of what is the same Service.

y.	“Service Instance” means a specific compute node or equivalent resource detailed in the Agreement and/or the applicable Supporting Materials that HPE will make available to the Customer.

z.	“Service Specific Terms” means the then-current terms specific to one or more Services further described in the applicable Supporting Material.

aa.	“SLA” means each of the then-current service level agreement described in the applicable Supporting Material.

bb.	“SLA MAC” means the breach of the Service Level (as defined in a SLA) for six consecutive months.

cc.	“Software” means any downloadable tools, software development kits, or other such computer software provided by HPE in connection with the Services, and any updates HPE may make to such Software from time to time, excluding any Third-Party Offerings.

dd.	“Term” means the consecutive thirty-six (36) month period corresponding with system usage rights commencing June 27, 2024 or such later date mutually agreed by Customer and HPE.

ee.	“TSS” means the then-current technical support service provided by HPE to Customer as described in the Supporting Material.

ff.	“Used Capacity” means [***].

gg.	“Variable Capacity” means [***].

3. Services

a.	Services Use. During the Term, HPE will provide the Services in accordance with the Agreement, including applicable Supporting Material.

b.	Dashboard. Customer will have access to the Dashboard, through which Customer may manage its use of the Services.

c.	Accounts. Customer must have an Account to use the Services and is responsible for the information it provides to create the Account, the security of its passwords for the Account, and for any use of its Account. HPE has no obligation to provide multiple accounts to Customer.

d.	Modification or Customization.

i.	To the Services. HPE may propose commercially reasonable updates to the Services from time to time, to be agreed upon through the change management process, save and except security changes. In the event Purchaser rejects HPE’s proposed reasonable updates, and any rejected update would have improved system performance, then HPE shall be not be responsible for negative repercussions that arise from the failure to make such updates, including without limit, achieving SLA commitments. For security changes, HPE has full control on such decisions and shall make any change necessary to maintain the security of the system and of Purchaser’s data processed on it.

ii.	To the Data Privacy and Security Agreement. HPE may change the Data Privacy and Security Agreement (a) where such change is required to comply with applicable law, (b) is expressly permitted by the Data Privacy and Security Agreement, (c) is agreed by Customer, or (d) does not expand the scope or remove any restrictions on HPE’s processing of “Customer Personal Data” as described in the Data Privacy and Security Agreement.

If HPE makes a material change to the Data Privacy and Security Agreement in accordance with Section 3(d)(ii)(a) or (b) or (d),HPE will post the change at the webpage containing the Data Privacy and Security Agreement.

iii.	Discontinuation of Services. HPE will notify Customer at least 30 days before discontinuing any Service (or associated material functionality) unless HPE replaces such discontinued Service or functionality with a materially similar Service or functionality. Further, HPE will use reasonable efforts to notify Customer of significant modifications to a Customer-facing API and services interfaces in a backwards-incompatible manner. Nothing in this section limits HPE’s ability to make changes required to comply with applicable law, address a material security risk, or avoid a substantial economic or material technical burden. This section does not apply to development or pre-general availability Services, offerings, or functionality. This Section 3(d)(iv) is subject in all respects to Section 3(d)(i) above.

e.	If the Services specifically include Deliverables, those Deliverables will conform materially to their written specifications.

i.	If the Customer notifies HPE of a non-conformity during the 30-day period following delivery of such Deliverables, HPE will promptly remedy the impacted Deliverables as described in the associated Supporting Material. The above states all remedies for warranty claims pertaining to Deliverables. To the extent permitted by law, HPE disclaims all other warranties.

f.	Services with training courses. Any course materials provided or made available are the copyrighted works of HPE or the original content provider. They are provided only for sole use of the person attending the course and may not be reproduced, distributed, or modified without HPE’s written consent.

4. Customer Responsibilities

a.	Compliance. Customer will (a) ensure that Customer and its End Users’ use of the Services complies with the Agreement, (b) use commercially reasonable efforts to prevent and terminate any unauthorized use of, or access to, the Services, and (c) promptly notify HPE of any unauthorized use of, or access to, the Services, Account, or Customer’s password of which Customer becomes aware. HPE reserves the right to investigate any potential violation of the Acceptable Use Policy (“AUP”) by Customer, which may include reviewing Customer Applications, Customer Data, or Projects.

b.	Privacy. Customer is responsible for any consents and notices required to permit (a) Customer’s use and receipt of the Services and (b) HPE’s accessing, storing, and processing of data provided by Customer (including Customer Data, if applicable) under the Agreement.

c.	Usage Restrictions. Customer and End Users shall not: (i) violate usage restrictions as set forth in this Agreement and applicable Supporting Material ; (ii) use or access HPC & AI Cloud Services to produce, market, or support its own products except as defined in the applicable SOW or Supporting Material; (iii) use or access HPC & AI Cloud Services to build a competitive product or service; (iv) sell, resell, license, sublicense, lease, rent, provide, transfer, or distribute HPC & AI Cloud Services or include HPC & AI Cloud Services as a service or outsourcing offering, or make any portion of HPC & AI Cloud Services available for the benefit of any third party; (v) violate any of the terms of the AUP; (vi) copy or reproduce any portion, feature, function, or user interface of HPC & AI Cloud Services; (vii) conduct Customer’s business operations except as defined in the applicable SOW or Supporting Material; (viii) use HPC & AI Cloud Services to submit, send, or store Customer-provided Data that comprises financial data, payment information, personal data, protected health information, personally identifiable information, or information subject to privacy or data protection regulations; (ix) use HPC & AI Cloud Services to disrupt or cause harm to a third party’s system or environment; (x) disclose any information relating to the performance or operation of HPC & AI Cloud Services (including any benchmarking or other testing results) to any third party without the express prior written consent of HPE; (xi) engage a third party to perform security testing on HPC & AI Cloud Services unless that third party first enters into a written non-disclosure agreement directly with HPE; (xii) access or use the Services (a) for High Risk Activities; (b) in a manner intended to avoid incurring Fees (including creating multiple Customer Applications, Accounts, or Projects to simulate or act as a single Customer Application, Account, or Project (respectively)) or to circumvent Service-specific usage limits or quotas; (c) to engage in cryptocurrency mining without HPE’s prior written approval; (d) to operate or enable any telecommunications service or in connection with any Customer Application that allows End Users to place calls or to receive calls from any public switched telephone network, unless otherwise described in the Service Specific Terms; (e) for materials or activities that are subject to the International Traffic in Arms Regulations (ITAR) maintained by the United States Department of State; (f) in a manner that breaches, or causes the breach of, Export Control Laws; or (xiii) cause or permit any third party to do any of the foregoing.

d.	Copyright. HPE cannot determine whether something is being used legally without input from the copyright holders. HPE will respond to notices of alleged copyright infringement and may terminate repeat infringers in appropriate circumstances as required to maintain safe harbor for online service providers under the U.S. Digital Millennium Copyright Act. If Customer believes a person or entity is infringing Customer’s or its End User’s copyrights and would like to notify HPE, information about submitting notices and HPE’s policy about responding to notices can be found at DMCA Notice.

e.	Customer warrants that it will not disclose or otherwise transfer to HPE or its employees any of Customer’s items that are listed in an Export Control Classification Number (ECCN), other than “EAR99”, under the US or EU export control regulations, or listed on the United States Munitions List in the US International Traffic in Arms Regulations, unless Customer provides HPE at least one (1) month’s prior written notice of the need to disclose or transfer such items. Unless expressly agreed otherwise, Customer will obtain any export licenses required to disclose such items to HPE.

f.	Customer warrants that it will not use HPE services, equipment, software, or technology in support of a prohibited end use/user, including proliferation related end use/user, military end use/user, and supercomputing end uses in the People’s Republic of China and Macau. See 15 C.F.R. Sections 744.6; see also 15 C.F.R. 744.2-744.4). Customer warrants that it will not provide access to HPE Services to parties in sanctioned jurisdictions or to the items or Services produced under this Agreement using HPE items or Services.

g.	Unless included as part of the Services, the Customer is responsible for purchasing and installing the OS, virtualization software, and any other software licenses and support that it wishes to utilize with the Services.

h.	Customer is responsible for any and all use of Services through Customer’s credentials or any account that Customer may establish. Customer agrees to maintain the confidentiality of Customer’s account, credentials, and any passwords necessary to use Services. Should Customer believe that there has been unauthorized use of Customer’s account, credentials, or passwords, Customer must immediately notify HPE.

i.	Customer will comply with HPE’s IT security access requirements set forth in the Supporting Material. HPE may terminate Customer’s access to the Services at any time in HPE’s sole discretion, including a breach of the terms of this Agreement or an Order or HPC & AI Cloud Services End Use/User Certificate.

j.	Customer warrants that its software applications that will be loaded onto or interact with the HPE Products will not (i) contain lock out devices or have any virus, disabling device, time bomb, trojan horse, back door or any other harmful component(s), (ii) replicate, transmit or activate itself without control of a person operating the computing equipment on which it resides, (iii) alter, damage or erase any data or other computer programs without control of a person operating the computing equipment on which it resides or (iv) contain any code, key, node lock, time-out or other function whether implemented by electronic, mechanical or other means which restricts or may restrict use or access to programs or data based on residency on a specific hardware configuration, frequency or duration of use, or other limiting criteria.

k.	HPE information requests

i.	Unless otherwise agreed, the Customer will respond within two business days to HPE requests for Customer business and technical data, documentation, and other Services relevant information required by HPE for the provision of Services. This includes:

1.	documentation and information needed for design, development, evaluation, installation, and testing

2.	Storage configuration information

3.	Network configuration information (including IP addresses, LAN and WAN connections and network topology, routing, VLANs, firewall settings, DNS, and DHCP).

5. Export Controls

a.	Customer acknowledges that the HPE Products, HPE Services provided by HPE under this Agreement are U.S. origin and subject to U.S. export control laws and regulations, including the sanctions programs administered by the U.S. Department of the Treasury’s Office of Foreign Assets Control (OFAC) and the U.S. Department of Commerce’s Bureau of Industry and Security (BIS), and are subject to the local laws where HPC AI Cloud Services and Infrastructure are employed. Accordingly, Company represents and warrants, with respect to its activities pursuant to this Agreement, that: (i) it will comply with all applicable export control and sanctions laws, including the U.S. sanctions programs administered by OFAC, the EAR, and the export control and sanctions laws of the United Nations, the European Union (including any member state thereof), the United Kingdom, and local laws, as applicable; and (ii) it will not take any action, including any use of the HPE Service, or any use, export, reexport, or transfer of information, items, or Services acquired under this Agreement, that causes HPE to be in violation of any applicable export control and sanctions laws.

b.	Customer represents and warrants that, except as specifically disclosed to Seller in writing: (i) Customer is not the subject of any sanctions or export restrictions, and is not 50% or more owned, directly or indirectly, individually or in the aggregate, by any person (individual or entity) that is subject to such restrictions; (ii) that Customer is not a prohibited person subject to any end user or end use restrictions under the EAR, including the Military End User or Military Intelligence End User, as those terms are defined in the Export Administration Regulations (EAR) (at 15 C.F.R. §§ 744.21(g), 744.22(f)(2)), (iii) that Customer is not a prohibited person subject to any end user or end use restrictions under any non-U.S. Military End User or Military Intelligence End User prohibitions, and (iv) that Customer will not allow any persons to access or use HPE Services, or any software, data, or items derived from the HPE Lab or HPE’s services, who are subject to the restrictions in (i), (ii) or (iii) absent the prior written approval of HPE as well as any required governmental approval.

c.	Customer will not, without prior written approval from HPE, allow any persons to have access to or use of HPE Products if such access or use would require governmental approval.

d.	Prior to gaining access to the Services, any Customer Visitors or third party requesting access must complete and submit an HPC & AI Cloud Services End Use/User Certificate, as attached hereto as Exhibit A.

6. Support

a.	By Customer. Customer is responsible for technical support of its Customer applications and projects.

b.	By HPE. [***].

7. Orders. Customer may place orders for HPC & AI Cloud Services as directed in a valid quote from HPE.

8. Term and Termination.

a.	This Agreement shall commence on the Effective Date and shall continue for the Term unless terminated according to the terms of this Section.

b.	Termination for Cause.

i.	In the event that either party materially breaches this Agreement and such breach continues uncured for thirty (30) days following notice of such breach, the other party may terminate this Agreement immediately upon written notice to the breaching party.

c.	Termination for Inactivity. HPE reserves the right to terminate the provision of the Services upon 30 days’ advance notice if, for a period of 60 days Customer has not accessed the Admin Console or the Project has had no network activity.

d.	Termination for Convenience. Subject to the Early Termination clause, Customer may terminate this Agreement for its convenience at any time with at least 90 days prior written notice and, upon termination, must cease use of the applicable Services.

e.	Termination for Occurrence of an SLA MAC. Customer may terminate this Agreement due to the occurrence of an SLA MAC, within 90 days after such right arises, by providing notice of such termination to HPE. In such event, HPE will refund to Customer [***].

f.	Termination Due to Applicable Law; Violation of Laws. HPE may terminate this Agreement immediately on written notice if HPE reasonably believes that (a) continued provision of any Service used by Customer would violate applicable law(s) or (b) Customer has violated or caused HPE to violate any Anti-Bribery Laws or Export Control Laws.

g.	Upon expiration or termination of a the HPC & AI Cloud Services Order, except as otherwise provided in the Supporting Material or this Agreement:

i.	HPE may disable all Customer access to the HPC & AI Cloud Services environment.

ii.	Customer shall promptly return to HPE (or at HPE’s request destroy) any Confidential information and HPE Products provided with HPC & AI Cloud Services ; and

iii.	HPE shall make available certain data in the format generally provided by HPE, subject to the terms of the applicable Supporting Material.

iv.	HPE will backup Customer-provided Data and return such Data, provided HPE is permitted to backup and return the Data under applicable law.

h.	Early Termination

i	Insolvency, Bankruptcy. If either party becomes insolvent, unable to pay debts when due, files for or is subject to bankruptcy or receivership or asset assignment, the other party may terminate this Agreement.

ii.	In the event of termination of the Agreement or any Order by Customer for convenience or by HPE for Customer breach, insolvency, inability to pay debts when due, filing for or being subject to bankruptcy or receivership or asset assignment before the expiration of the Term, the Customer must pay HPE early termination fees, calculated as [***].

iii.	In the event of termination for cause resulting from an uncured HPE breach or HPE insolvency event, then Customer’s sole remedy will be [***].

iv.	In the event of termination for cause resulting from an uncured Customer breach or Customer insolvency or bankruptcy event, HPE may cancel any unfulfilled obligations.

9. Suspension. HPE may suspend Customer’s access and use rights to HPC & AI Cloud Services where Customer:

a.	Fails to make payments when due.

b.	Customer violates any of its obligations under this Agreement.

c.	Customer remains responsible for applicable fees through date of suspension including usage and data storage fees. Customer will not be entitled to service credits during any suspension period.

d.	AUP or Use Violations. If HPE becomes aware that Customer’s or any End User’s use of the Services violates the AUP or any other provision in section 4.c (Usage Restrictions), HPE will notify Customer and request that Customer correct the violation. If Customer fails to correct the violation within 24 hours of HPE’s request, then HPE may suspend all or part of Customer’s use of the Services until the violation is corrected.

e.	Other Suspension. HPE may immediately suspend all or part of Customer’s use of the Services if (a) HPE reasonably believes Customer’s or any End User’s use of the Services could adversely impact the Services, other customers’ or their end users’ use of the Services, or the HPE network or servers used to provide the Services; (b) there is suspected unauthorized third-party access to the Services; (c) HPE reasonably believes that immediate suspension is required to comply with any applicable law; or (d) Customer is in breach. HPE may suspend performance of obligations under this Agreement if: (1) Customer violates any applicable export, import or sanctions law or regulation; (2) to the extent necessary to assure the Parties’ compliance under U.S. or other applicable export, import or sanctions laws or regulations; or (3) for a commercially reasonable purpose. HPE will lift any such Suspension when the circumstances giving rise to the suspension have been resolved. At Customer’s request, HPE will, unless prohibited by applicable law, notify Customer of the basis for the Suspension as soon as is reasonably possible.

10. Payments.

a.	[***].

b.	Customer will pay invoiced amounts [***].

c.	Taxes.

i.	Prices are exclusive of applicable present or future sales, VAT, GST, or similar taxes. HPE’s invoices will separately state charges and applicable taxes. Unless the Customer has provided HPE with an appropriate exemption certificate before the relevant Services are performed, the Customer will pay or reimburse HPE for all present or future taxes, fees, and surcharges applicable to the Services (however levied).

ii.	If the Customer is required to withhold any tax related to the Services, the Customer will reduce payment to HPE by the amount of the tax and provide HPE with applicable tax documentation necessary for HPE to reclaim all withheld taxes. If the Customer has not provided the necessary documentation within the time prescribed by the taxing authority, the Customer will reimburse the withheld amount to HPE.

iii.	Customer will provide HPE with any applicable tax identification information that HPE may require under applicable law to ensure its compliance with applicable tax regulations and authorities in applicable jurisdictions. Customer will be liable to pay (or reimburse HPE for) any taxes, interest, penalties, or fines arising out of any mis-declaration by Customer.

iv.	Each party is solely responsible for all taxes and assessments upon its real and personal property and net income.

v.	Payment Disputes & Refunds. [***].

vi.	Delinquent Payments; Suspension. HPE reserves the right to charge a commercially reasonable and legally permissible interest rate for late payments from the payment due date until paid in full. Customer will be responsible for all reasonable expenses (including attorneys’ fees) incurred by HPE in collecting such delinquent amounts.

vii.	No Purchase Order Number Required. Customer is obligated to pay all applicable Fees without any requirement for HPE to provide a purchase order number on HPE’s invoice (or otherwise).

11. Access and IP Rights, Security Requirements.

a.	HPE grants to Customer a non-exclusive, non-transferable and revocable right, exercisable only during the period of the Order Term, to (i) access and use the Services, through Customer’s credentials or any account that Customer may establish, for the Services purchased; and (ii) to internally reproduce and use copies of any Deliverables.

b.	Intellectual Property Rights. Except as expressly stated in this Agreement, this Agreement does not grant either party any rights, implied or otherwise, to the other’s content or any of the other’s intellectual property. As between the parties, Customer retains all its Intellectual Property Rights in Customer Data and Customer applications, and HPE retains all its Intellectual Property Rights in the Services and Software.

c.	Protection of Customer Data. HPE will only access or use Customer Data to provide the Services and TSS to Customer or as otherwise instructed by Customer and will not use it for any other HPE products, services, or advertising. HPE has implemented and will maintain administrative, physical, and technical safeguards to protect Customer Data, as further described in the Data Privacy and Security Agreement.

12. Personal Information

a.	Personally Identifiable Information may only be used for the purpose of fulfilling obligations or exercising rights under the Agreement. Such information may be shared with employees, affiliates, agents, or contractors with a need to know such information to support that purpose. The parties will use a reasonable degree of care to prevent unauthorized use or disclosure.

b.	Where legitimate business purposes require HPE to collect and process personally identifiable business contact information relating to Customer’s employees or other individuals representing Customer, HPE, as a data controller, will process such personally identifiable information i) using appropriate technical and organizational measures, and ii) in compliance with its privacy statement and applicable laws.

c.	Where legitimate business purposes require Customer to collect and process personally identifiable business contact information relating to HPE’s employees or other individuals representing HPE, Customer, as a data controller, will process such personally identifiable information (i) using appropriate technical and organizational measures, and (ii) in compliance with Customer’s privacy policies and applicable laws.

d.	Where HPE agrees to process personally identifiable information on behalf of Customer, HPE, as a data processor, will process such data only as permitted under the Agreement, including Supporting Materials, and in compliance with applicable laws (solution-based DPSAs and sub-processor information is available here. In the event international data transfers trigger the requirements for a data transfer mechanism, HPE will use its BCR-P or utilize the data transfer mechanism described in the applicable Supporting Materials.

13. Access and Use.

a.	HPE will use commercially reasonable efforts to provide access and use of the designated HPE Products in a timely manner in accordance with the terms of Customer’s Order. However, HPE’s ability to deliver HPC & AI Cloud Services will depend on Customer’s reasonable and timely cooperation and the accuracy and completeness of any information from Customer needed to deliver HPC & AI Cloud Services.

14. Derivative Works, Feedback.

a.	Unless otherwise specified in writing by HPE, Customer is not authorized to create modifications to, including, but not limited to, derivative works of the Services or HPE Products.

b.	Customer may provide Feedback to HPE regarding the HPE Products or HPC & AI Cloud Services. Customer shall not disclose Feedback to any third parties without the prior written consent of HPE.

c.	Customer grants to HPE and its subsidiaries a perpetual, non-exclusive, irrevocable, worldwide, royalty-free license, including the right to grant and authorize sublicenses, under Customer’s intellectual property rights, to implement, disclose, use, make, have made, sell, offer for sale, import, copy, modify, create derivative works of, perform, distribute, disclose and otherwise commercialize, without restriction, any modification or Feedback.

15. Warranties, Duty to Defend, and other General Legal Terms.

a.	Warranties

i.	HPE will provide Services using generally recognized commercial practices; however, the parties agree that Services may not be uninterrupted or error-free. HPE will use commercially reasonable efforts to provide the Services in accordance with the Order.

ii.	HPE’s service, support and warranty obligations do not apply for claims that are attributable to Customer based on: a) improper usage, site preparation or site or environment conditions or other non-compliance with Supporting Materials, b) changes or inappropriate maintenance or calibration of systems that were not completed or authorized by HPE, c) malfunctions or functional limitations of third-party software or products that have an effect on systems, for which HPE provides support or service, d) malware (e.g., viruses, worms), not introduced by HPE, or e) negligence, accident, fire or water damage, electrical faults, transport, by the Customer or other reasons beyond the control of HPE.

iii.	The Agreement states all remedies for warranty claims. To the fullest extent permitted by law, HPE disclaims all other warranties, conditions and terms implied by law.

b.	Confidentiality

i.	Confidential Information means all material, non-public information disclosed or made available between the parties, if the circumstances of disclosure would reasonably indicate such treatment (including any of the information associated with the metering tools, metering or reporting of usage data, billing, or the process to collect amounts due under the Agreement).

ii.	The parties will keep Confidential Information in confidence. The parties may use Confidential Information only to fulfill obligations or exercise rights under the Agreement, and may share it only with employees, agents, or contractors with a need to know such information. The parties will protect the Confidential Information using a reasonable degree of care for three years from the date of receipt. These obligations do not cover information that was known or becomes known to the receiving party without obligation of confidentiality, is independently developed by the receiving party, or is disclosed as required by law.

c.	Rights and Remedies

i.	HPE and third-party software terms. During delivery of the Services, HPE may be required to install copies of third-party or HPE software and to accept on behalf of the Customer the license terms of such software, which may be in electronic format, embedded in the software, or contained within the software documentation, and can be made available upon request. Customer is responsible to review the license terms at the time of installation, and hereby authorizes HPE to accept such terms on its behalf.

ii.	Customer duty to defend. Customer will defend or settle any third-party claims against HPE arising out of Customer’s or its users’, employees’, contractors’-(excluding HPE), or agents’ improper use of the systems and Services, subject to HPE’s prompt notification of the claim and cooperation with Customer’s defense. The Customer will pay third-party claim defense costs, settlement amounts, and any court-awarded damages. This section states Customer’s entire liability and HPE’s sole and exclusive remedy for such third-party claims.

iii.	HPE duty to defend. HPE will defend or settle any third-party claims against the Customer that allege an HPE-branded system or Service or Deliverables supplied under the Agreement infringes the intellectual property rights of a third party, subject to Customer’s prompt notification of the claim and cooperation with HPE’s defense. HPE may modify the systems or Services or Deliverables to be non-infringing and materially equivalent, or HPE may procure a license. If these options are not available, HPE will refund the balance of any pre-paid and undelivered Services upon return of the impacted systems and/or Deliverables. HPE is not responsible for claims resulting from any unauthorized use of the systems or Services or Deliverables content or design provided by the Customer. HPE will pay third-party claim defense costs, settlement amounts, and any court-awarded damages. This section states HPE’s entire liability and Customer’s sole and exclusive remedy for such third-party claims.

iv.	Limitation of liability

a)	[***].

b)	[***].

c)	This provision does not limit either party’s liability for: unauthorized use of intellectual property, death or bodily injury; damage to tangible personal property caused by their negligence; breaches of confidentiality under section 14(b) caused by their negligence; acts of fraud or wilful misconduct; any payment or fees (including Early Termination under section 7(g)) owed by Customer to HPE pursuant to the Agreement; or any liability which may not be excluded or limited by applicable law.

16. General Provisions.

a.	Force Majeure. Except for payment obligations, neither party will be liable for delays or for non-performance due to causes beyond its reasonable control even if the party has been already in delay when the force majeure event occurred, including acts of God, labor disputes or other industrial disturbances, electrical or power outages, utilities or other telecommunications failures, earthquake, storms or other elements of nature, blockages, embargoes, riots, acts or orders of government, acts of terrorism, worldwide pandemics, insurrection, acts of treason, or war.

b.	Electronic Transactions. The parties agree to do business electronically. Electronic transactions include consenting to contracts, placing or accepting orders, exchanging and accepting Supporting Material, content posted on HPE websites, or any electronic document related to the HPE solutions (Electronic Transactions). If such Electronic Transactions are contested as unenforceable by Customer, Customer agrees that HPE may terminate Customer’s access to HPE solutions.

c.	Entire Agreement. This Agreement represents the parties’ entire understanding with respect to its subject matter and supersedes any previous communications. Any changes to the Agreement must be agreed upon in writing by both parties. Any representation, promise, or condition not explicitly set forth in this Agreement shall not be binding on either party.

d.	Assignment. Customer shall not assign or otherwise transfer any rights or obligations under this Agreement without HPE’s prior written consent. Any attempted assignment or transfer by Customer shall be null and void.

e.	Survival. Any clause which by its nature should survive to give adequate effect to its terms (for example, but not limited to, confidentiality obligations, rights and remedies, Early Termination Fees, de-installation fees, and more) will survive the termination or expiration of the Agreement.

f.	Enforceability. If any term or provision of the Agreement is held to be illegal or unenforceable, the validity or enforceability of the remainder of the Agreement will not be affected.

g.	Compliance with laws Each party will comply with applicable laws, including the export, import and sanctions laws of the United States (US), European Union (EU) and other applicable jurisdictions. Customer warrants that no Customer locations or recipients of HPE items are subject to any embargoes (currently Cuba, Iran, North Korea, Syria, and the Crimea region of Ukraine), trade control sanctions, or blocking measure, and that Customer is not owned or controlled, directly or indirectly, by any person or entity subject to any such restrictions. Customer will be the importer of record for any hardware items for which import is required for delivery of any portion of the Services. HPE may suspend performance of relevant Services to the extent necessary to ensure compliance under US or other applicable laws. Unless otherwise indicated by the parties, notices sent in connection with this Agreement shall be sent to the attention of the individuals who signed the Agreement at the addresses set forth above.

h.	Waiver. Failure to exercise any rights under this Agreement shall not constitute a waiver or forfeiture of such rights. If any provision herein is determined to be illegal or unenforceable, the validity or enforceability of the remainder of the provisions will remain in full force and effect.

i.	Governing Law/Disputes. The validity, construction, and performance of this Agreement will be governed by the substantive laws of the jurisdiction of the HPE Entity signing this Agreement, without regard to the conflicts of law provisions thereof.

j.	This Agreement may be executed in counterparts, which together will be taken as one Agreement.

17. Deemed Amendments the DPSA.

The parties agree to the following deemed deletions and insertions to the corresponding section of the DPSA (Version 1, published May 1, 2023):

-	Section 6.2: “In case HPE and Customer fail to agree on an amicable resolution to the proposed change, either party shall have a right to terminate the Agreement without further obligations or penalty.”

-	Section 6.4. “HPE remains responsible for the acts and omissions of the Subprocessors it engages to provide the Services to Customers giving rise to a breach of this DPSA or a Security Incident, as defined below, as if they were its own acts or omissions.”

-	Paragraph 10 in Exhibit A should read: “In the event HPE confirms or reasonably suspects a security breach leading to the accidental or unlawful destruction, loss, alteration, or unauthorized disclosure of, or access to, Customer Personal Data (“Security Incident”), HPE will:

○	[***].

○	[***].

EXHIBIT A

HPC & AI Cloud Services End Use/User Certificate

In addition to the representations made in the Agreement related to ensuring compliance with export controls and sanctions, any Customer Visitors or third party requesting access to the HPE Services (“Guest”) must submit the following information to HPE prior to gaining access to HPE Services:

Customer Name:
Customer Address:
Guest Name:
Guest Relationship to Customer:
Guest Address:
Specific End Use of HPE Service:
Project Name (if any):

Guest certifies the following:

a.	Unless Guest or Customer provide notice to HPE and HPE agrees in writing, the Guest shall only use HPE Services in connection with software or technical data/technology that is:

i.	Publicly available;

ii.	Determined to be classified as EAR99; or

iii.	Determined to be classified within an Export Control Classification Number (ECCN) that is export controlled only for Anti-Terrorism (AT) purposes.

b.	If Guest intends to use HPE Services in connection with software or technical data/technology controlled at a level above those described in paragraph (a) (e.g., ECCNs 3D001, 3E001, 4E001 or any category of the United States Munitions List (USML)), the Guest must declare this intent prior to use of HPE Services and receive prior written consent from HPE.

c.	If a use described in paragraph (b) is approved by HPE, the Customer must ensure such software or technical data/technology is marked conspicuously. This marking must include the applicable ECCN or USML category.

d.	Any items controlled at levels above those described in section (a) while accessing HPE Services must be disclosed to HPE prior to utilizing HPE Services.

Guest declares that they intend to upload the following export-controlled hardware, software, or technology/technical data while using HPE Services:

Item Description	Export Classification (ECCN or USML Category)

Guest signature: _____________________________________________________________

Date: _________________________

HPE HPC Representative signature: _____________________________________________________________

Date: _________________________

HPE Global Trade Representative signature: _____________________________________________________________

Date: _________________________

EXHIBIT B

Supporting Materials

See attached.

APPENDIX 2 – Service Level Agreement (SLA)

HPE GreenLake for Supercomputing

Customer Service Level Agreement (SLA) for Production

Version 2

This Service Level Agreement for HPE GreenLake for Supercomputing (“SLA”) sets forth HPE’s obligations and Customer’s rights with respect to the performance of the HPE GreenLake for Supercomputing service. HPE has regularly achieved the Service Level noted in this SLA for our other customers using the same Service environment at our [***] datacentre during the three month period ending on the Effective Date. All capitalized terms used but not otherwise defined in this SLA have the meanings given to them in the HPE GreenLake for Supercomputing Agreement (“MSA”). HPE reserves the right to change the terms of this SLA or MSA at any time. The current version of this SLA as of the time of renewal will apply throughout the full renewal Term. For Reserved Capacity instances for HPE GreenLake for Supercomputing, HPE may negotiate instance specific service levels in a “HPE GreenLake for Supercomputing Customer Specific SLA” which will take precedence over the terms stated below. This SLA does not apply to testing, development, or pre-general availability services, offerings, or functionality.

1.	During the Term, [***]of the GPUs and [***]of other critical hardware components in the Service Instance will be operational and available to Customer at least [***] of the time in any calendar month (the “Service Level”). If Customer notifies HPE that the Service Instance has fallen below the Service Level and HPE is unable to restore the Service Instance to the Service Level within [***], then Customer will be eligible for [***.

2.	[***].

3.	[***], Customer must notify HPE within 30 days from the time Customer becomes eligible to receive [***]. Customer must also provide HPE with log files or other reasonable documentation showing loss of external connectivity errors and the date and time those errors occurred. Failure to comply with this requirement will forfeit Customer’s right to receive [***]. Customer should provide timely access necessary for HPE to resolve any issues, including remote access. If a dispute arises with respect to this SLA, HPE will determine, in good faith, based on its system logs, monitoring reports, configuration records, and other available information.

4.	The Service Level does not apply to service interruptions: (i) caused by factors outside of HPE’s reasonable control, including any Force Majeure event, actions by third parties including HPE suppliers, supply delays or unavailability, or interruption or impediment to Internet access or related problems beyond the demarcation point of HPE and its HPE GreenLake for Supercomputing infrastructure suppliers; (iii) that result from Customer equipment, software or other technology and/or third party equipment, software or other technology (other than third party equipment within HPE’s direct control); (iv) that resulted from performing announced service maintenance and platform upgrades; (v) associated with beta, evaluation and trial accounts; (vi) that result from any voluntary actions or inactions from Customer (e.g. misconfigurations, faulty settings, etc.); (vii) that result from Customer equipment, inputs, software or other technology; or (viii) that result from any actions or inactions of Customer or any third party, including employees, agents, contractors, or vendors, or anyone gaining access to HPE GreenLake for Supercomputing by means of Customer’s passwords or equipment; (ix) arising from HPE’s suspension and termination of your rights.

5.	[***].

6.	Definitions:

“Downtime” means, from the time of Customer’s notification, the number of hours that the Service Instance does not meet the Service Level. Downtime does not include the initial [***] that the Service Instance fails to meet the Service Level nor include unavailability, suspension, or termination of Services, or any other HPE GreenLake for Supercomputing performance issues due to any of the factors listed in Section 4.

[***]

[***]

“Service Instance” means a compute node or equivalent resource as defined in the MSA. A Service Instance includes GPUs and other critical hardware components.

[***]

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